UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As reported in our Current Report on Form 8-K filed May 31, 2006, TechnoConcepts Inc., (the “Company”) issued certain Series A secured subordinated promissory notes (each a “Promissory Note” and together, the “Promissory Notes”) between May 2006 and January 2007. Under the terms of certain of the Promissory Notes an aggregate principal amount of $3,280,981 and accrued interest of $242,314 was due and payable on May 31, 2007. The Company did not make the required payment on May 31, 2007, but is currently in discussions with the note holder regarding a proposed extension of the payment date and waiver of any default under the Promissory Note.

Under the terms of the Promissory Notes, an event of default occurs when the Company fails to pay (i) any principal payment on the due date or (ii) any interest or other payment required pursuant to the terms of the extended promissory note on the date due, and such payment shall not have been made within twenty (20) days of Company’s receipt of a note holder’s written notice to the Company of such failure to pay. The Company has not yet received such written notice from any Promissory Note holder. An event of default would also occur under the terms of the Promissory Notes if the Company breaches certain covenants or enters into voluntary or involuntary bankruptcy or insolvency proceedings.

Upon the occurrence or existence of any such event of default and at any time thereafter during the continuance of such default, the note holder may, by written notice to the Company, declare all outstanding obligations payable by the Company under the Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which the Company has expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of such event of default, a note holder may exercise any other right, power or remedy granted to it under the Promissory Notes or pursuant to applicable law. If such a default occurs, the Company has additionally agreed to pay all taxes levied or assessed upon the outstanding principal against any note holder and to pay all reasonable costs, including attorneys’ fees, costs relating to the appraisal and/or valuation of assets and all other costs and expenses incurred in the collection, protection, defense, preservation, or enforcement of the extended promissory note or any endorsement of the note or in any litigation arising out of the transactions of which the Promissory Note or any endorsement of the Promissory Note is a part.

The Promissory Notes are secured by collateral consisting of all assets of the Company, including all assets acquired by the Company since the execution of the notes and the proceeds thereof. Upon any Event of Default, each note holder may exercise any and all remedies of a secured party under the New York Uniform Commercial Code, with respect to the collateral, subject to any other contractual rights that may exist.

The above descriptions of the Form of Promissory Note and Form of Note Purchase Agreement are qualified in their entirety by reference to the text of the agreements, copies of which were previously filed as Exhibit 10.8, and as an attachment to such Exhibit, to the Company’s amended Annual Report on Form 10-KSB/A filed February 14, 2007, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Form of Note Purchase Agreement, including the Form of Series A Subordinated Secured Promissory Note (filed as Exhibit 10.8 to the Company’s amended Annual Report on Form 10-KSB/A filed February 14, 2007, and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: June 6, 2007	By:	/s/ Michael Handelman
Name: Michael Handelman
Title: Chief Financial Officer